UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2023
Date of Report (Date of earliest event reported)

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8057 North Fraser Way Burnaby, British Columbia, Canada	V5J 5M8
(Address of principal executive offices)	(Zip Code)

(604) 428-7656
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Warrants, each to purchase one Common Share	SOLOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure

News Release

On April 14, 2023, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica” or the “Company”), a designer and manufacturer of electric vehicles revolutionizing the urban driving experience, provided an update on its previously announced safety recall for the SOLO (G3/G2), model years 2019, 2021-2023. Approximately 429 vehicles are involved in this recall.

While driving, the vehicle may experience a loss of propulsion. An instrument cluster warning light illuminates, and the driver will experience a loss of power as the vehicle decelerates as if removing their foot from the accelerator pedal. Steering, braking, and lighting systems are not impacted. The vehicle can be restarted after a short period of time. In the event of sudden loss of propulsion, the vehicle maintains all other critical functionality including power steering, braking, and lighting, and in most instances allows the driver to pull over. However, due to the unexpected loss of propulsion, there may be an increased risk of crash.

The recall remedy available is vehicle repurchase (buyback), for the full price paid including taxes, fees and shipping. ElectraMeccanica will work directly with customers to complete the vehicle repurchase process, free of charge. Reservation holders will be issued a refund.

For further comment, see https://ir.emvauto.com/Quality-and-Safety-Update.

CEO Letter

Quality and Safety Update

Having worked diligently since initiating a voluntary recall on February 17, 2023 of our SOLO (G3/G2) to investigate a possible loss of propulsion in 2019, 2021-2023 models, ElectraMeccanica today announced we would remedy the issue with a buyback.

You can find general information on this remedy in today’s news release https://ir.emvauto.com/Electrameccanica-Updates-Voluntary-Recall-of-Solo-G3-and-G2-Announces-Buyback-Remedy. Customers will be contacted directly with regard to their specific buybacks, as ElectraMeccanica continues to operate in full compliance with NHTSA regulations.

We look forward to working with our customers to ensure this is as smooth a process as possible.

We urge any customers who have questions or notice any issues whatsoever to contact our Customer Service Line at 1-855-524-6693; or email at recalls@electrameccanica.com or submit information via the following form: https://recal-form.vercel.app/.

Sincerely,

Susan E. Docherty, ElectraMeccanica CEO

A copy of the News Release is attached as Exhibit 99.1 hereto, and a copy of the CEO Letter is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated April 14, 2023.

99.2	CEO letter dated April 14, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRAMECCANICA VEHICLES CORP.

DATE: April 14, 2023	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary